EXHIBIT 10.2.1

EXECUTION VERSION

DEFERRAL AGREEMENT

This DEFERRAL AGREEMENT (this “Agreement”), dated as of May 14, 2009, is entered into by and among Barzel Finco Inc. (f/k/a Novamerican Steel Finco Inc.) (the “Issuer”), Barzel Industries Inc. (f/k/a Symmetry Holdings Inc.) (the “Parent”; and together with the Issuer and the other subsidiaries of the Parent, the “Company”), JPMorgan Chase Bank, N.A. (“JPM”) and CIBC World Markets Inc. (“CIBC”; and together with JPM, the “Noteholders”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Parent and The Bank of New York Mellon, as trustee (the “Trustee”), have entered into that certain Indenture, dated as of November 15, 2007 (as amended, modified or supplemented prior to the date hereof, and together with all exhibits thereto, the “Indenture”), in respect of the Issuer’s $315,000,000 principal amount of 11.5% Senior Secured Notes due 2015 (the “Notes”);

WHEREAS, the Noteholders together hold 100% of the aggregate principal amount of the Notes outstanding and have retained Stroock & Stroock & Lavan LLP (“Stroock”) as restructuring counsel and Loughlin Meghji + Company as financial advisor (“LM+Co”; and together with Stroock, the “Advisors”), for the purpose of entering into discussions with the legal and financial advisors to the Issuer;

WHEREAS, an interest payment under the Securities (as defined in the Indenture) is due on May 15, 2009 (the “Interest Payment”);

WHEREAS, the Issuer’s failure to make such Interest Payment pursuant to Section 4.01 of the Indenture on or before May 15, 2009 will (subject to the expiration of the applicable grace period under Section 6.01 of the Indenture) constitute an “Event of Default” under Section 6.01 of the Indenture and permit holders of at least 25% in principal amount of the outstanding Securities to accelerate the maturity of the Notes, declare all amounts under the Notes and the Indenture immediately due and payable and exercise all other rights and remedies under the Indenture;

WHEREAS, the Issuer has requested that the Noteholders consent to defer payment of the Interest Payment until the Deferral Termination Date (as defined below) and to direct the Trustee in writing to not exercise any rights and remedies on the Noteholders’ behalf regarding the Interest Payment until such Deferral Termination Date;

WHEREAS, the Noteholders are willing to grant the Issuer’s request for such consent to a deferral, and to give to the Trustee such written directions, as described in the preceding paragraph on the terms and subject to the conditions contained herein; and

WHEREAS, the Company has advised the Noteholders that it intends to enter into a transaction (the “Transaction”) pursuant to which the Company will seek to effect either (i) a recapitalization or restructuring of a substantial portion of the equity and/or debt securities and/or other indebtedness of the Company, (ii) a disposition of all or a majority of the outstanding equity securities of the Company and/or all or a majority of the assets or operations of the

Company, or (iii) a refinancing of the indebtedness of the Company and/or the placement, raising or issuance of equity, equity-linked or debt securities in connection with the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and subject to the terms and conditions set forth below, the parties hereto hereby agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.  Each of the following capitalized terms shall have the meaning set forth below:

“Deferral Period” means the period beginning on the Effective Date and continuing through the Deferral Termination Date.

“Deferral Termination Date” means the earliest date of occurrence of a Deferral Termination Event.

“Deferral Termination Event” means any of the following events:

(a) the acceleration of the maturity of any obligations under the Credit Agreement followed by written notice from the Noteholders sent to the Company electing to treat such acceleration as a “Deferral Termination Event”;

(b) the occurrence of a Default or an Event of Default under the Indenture other than the failure to make the Interest Payment;

(c) the breach of, or failure of the Issuer to comply with Section 5 of this Agreement, without the need for prior written notice, unless cured within one (1) day in the case of Section 5(a); or

(d) 5:00 pm EDT on August 14, 2009.

“Financial Forecast” means the financial projections prepared by the Company and agreed upon by the Advisors in good faith showing detailed income statement, balance sheet and cash flow statement projections both (a) on a monthly basis through the end of fiscal year 2009, and (b) on an annual basis through the end of fiscal year 2014.

“Ordinary Course Operating and Statutory Liens” means any of the Liens described in clauses (1)-(5), (8) or (11)-(17) of the definition of Permitted Liens.

2.           Deferral and Agreement.  Effective as of the Effective Date (as herein defined), notwithstanding anything to the contrary set forth in the Indenture, the Noteholders hereby consent to waive compliance by the Issuer with any provision of the Indenture and the Securities regarding the Interest Payment during the Deferral Period.  The Issuer agrees to make the Interest Payment on such Deferral Termination Date, along with interest accruing on the Interest Payment at the interest rate applicable to the principal amount under the Indenture and the Securities plus 2.00% per annum, to the extent lawful, with such interest to be payable on the Deferral Termination Date.  Interest shall accrue on the outstanding principal amount under the Indenture and the Securities during the Deferral Period at the rate provided in the Indenture and the Securities plus 2.00% per annum, to the extent lawful, with such interest to be payable on November 15, 2009.  The Noteholders hereby direct the Trustee not to exercise any rights and remedies on the Noteholders’ behalf regarding the Interest Payment until such Deferral Termination Date or as directed otherwise by the Noteholders.  For the avoidance of doubt, until the Deferral Termination Date, the non-payment of the Interest Payment due on May 15, 2009 in accordance with this Agreement shall not constitute a default under the Indenture.

3.           Limit of Deferral and Consent.  Other than departures therefrom consented to by the Noteholders hereunder, all of the provisions of the Indenture shall continue to be, and shall remain, in full force and effect in accordance with their terms, and all rights and remedies of the Noteholders and the Trustee arising under the Indenture are hereby expressly preserved.  Except as expressly set forth herein, no failure to exercise nor any delay in exercising, on the part of the Issuer, the Noteholders or the Trustee, of any right, remedy, power or privilege under the Indenture or otherwise shall operate as a waiver thereof.  No waiver shall be effective unless in writing.  The Issuer, the Noteholders and the Trustee hereby agree that, during the pendency of this Agreement, all statutes of limitations and similar laws, rules and equitable theories with respect to the time in which the Trustee or any Noteholder, on the one hand, or the Issuer, on the other hand, may bring any claim or action against the other shall be tolled and that the passage of such time shall not otherwise operate to the detriment of the Issuer, the Trustee or any Noteholder with respect to such right.

4.           Effectiveness.  This Agreement shall become effective as of the date (the “Effective Date”), on which each of the following shall have occurred:

(a)           each of the parties hereto shall have executed and delivered a counterpart to this Agreement;

(b)           the Issuer shall have delivered a 13-week cash flow forecast in form and substance reasonably satisfactory to the Noteholders;

(c)           the Issuer shall have delivered to the Advisors a certificate signed by an officer of the Issuer certifying that, to the Company’s knowledge, no additional Liens exist as of the Effective Date (other than those Liens existing on February 27, 2009) to the extent such Liens apply to assets or property of the Company with a fair market value equal to or greater than $500,000, other than Ordinary Course Operating and Statutory Liens;

(d)           the Company shall have executed, and delivered to the Noteholders a copy of, an agreement with a financial advisor providing financial advisory and investment banking services with respect to the Transaction, such agreement to be in form and substance satisfactory to the Noteholders in their sole and absolute discretion;

(e)           no Default or Event of Default shall have occurred or be continuing as of the Effective Date; and

(f)           the Company shall have paid all outstanding fees and expenses of the Advisors.

5.           Covenants.

(a)           During the Deferral Period, the Company agrees to:

(i)           deliver to the Noteholders and the Advisors on each Wednesday, a 13-week cash flow forecast in form and substance reasonably satisfactory to the Noteholders, which forecast shall cover the period commencing the week following such Wednesday;

(ii)           deliver to the Noteholders and the Advisors on each Wednesday, a report of the actual results from, together with a comparison against the forecast for (except no comparison shall be required for the first Wednesday following the date hereof, for which no forecast was delivered the previous week), the immediately preceding week;

(iii)           deliver to the Noteholders and the Advisors by the 25th of each month, monthly unaudited financial statements (including an income statement, balance sheet and cash flow statement for the month and fiscal year to date) from the preceding fiscal month in form and substance reasonably satisfactory to the Advisors;

(iv)           deliver to the Noteholders and the Advisors by the 25th of each month, a variance analysis in form and substance reasonably satisfactory to the Advisors comparing the Financial Forecast to the actual results from the previous fiscal month, with an explanation of significant variances in income statement items, balance sheet items (including working capital) and cash flow items (including capital expenditures);

(v)           deliver to the Noteholders and the Advisors by May 22, 2009 the Financial Forecast; and

(vi)           deliver such other documents to the Noteholders or the Advisors as either may reasonably request.

(b)           During the Deferral Period, the Company agrees not to:

(i)           grant or permit to exist any Lien, other than the Liens in effect on the Effective Date or Ordinary Course Operating and Statutory Liens, without the prior written consent of the Noteholders;

(ii)           sell, lease, transfer or otherwise dispose of (in one or series of related transactions) any asset of the Company other than in the ordinary course without the prior written consent of the Noteholders; or

(iii)           make any Restricted Payment, management incentive fee, earn-out payment or bonus payment without the prior written consent of the Noteholders.

(c)           The Company agrees to use its best efforts to consummate the Transaction, and

(i)           provide weekly (or more frequently if requested) updates to the Noteholders and the Advisors on the status of such Transaction;

(ii)           provide all material documentation relating to such Transaction, including without limitation, copies of any proposal or term sheet, letter of intent, purchase agreement and any material correspondences prepared or delivered by or to the Company and/or sent to or received from a potential Transaction party in connection with such Transaction that relates to bid prices or valuations; provided, however, that in the event that the Noteholders express an intent to acquire the assets of the Company through foreclosure or other credit bid basis, then materials prepared by the Company’s financial advisors solely for the Company and which would in the financial advisor’s opinion chill the bidding process shall be excluded from this subsection (ii);

(iii)           provide the Noteholders and the Advisors with reasonable access to the legal and financial advisors to the Company who shall furnish information regarding such Transaction (including potential buyer lists, descriptions of transaction structure and consideration to be received) and its status; provided, however, such access to the Company’s legal advisors shall not be construed to be a waiver of the Company’s attorney/client privilege with such legal advisors; and

(iv)           provide, or cause the legal and financial advisors to the Company with respect to the Transaction to provide, such other information as the Noteholders or the Advisors may reasonably request with respect to the Transaction;

provided, however, that anything to the contrary notwithstanding, nothing contained herein shall be deemed a consent by the Noteholders to the Transaction if such consent would otherwise be required by the Indenture or this Agreement.

6.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

7.           Costs and Expenses.  The Issuer agrees to pay on demand all costs and expenses of the Noteholders and the Trustee in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees, costs and expenses of the Advisors to the Noteholders with respect thereto and to Pryor Cashman LLP as advisors to the Trustee with respect thereto.

8.           Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed certified or registered mail (return receipt requested) with postage prepaid, sent by facsimile, or sent by next day or overnight mail or courier, addressed or sent to the following address or facsimile number:

(i) If to the Company, addressed to:

Barzel Industries Inc. Barzel Finco Inc. 320 Norwood Park South, 2nd Floor Norwood, MA 02062 Facsimile No: (781) 486-9120 Attention: Corrado De Gasperis Karen Narwold, Esq.
with a copy to:
Kelley Drye & Warren LLP 400 Atlantic Street Stamford, CT 06901 Facsimile No.: (203) 327-2669 Attention: Ridgway Barker, Esq.
(ii) If to JPM, addressed to:
JPMorgan Chase Bank, N.A. 277 Park Avenue, 8th Floor New York, NY 10172 Facsimile No: (212) 622-4556 Attention: Douglas Jenks
with a copy to:
Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Facsimile No.: (212) 806-6006 Attention: Andrew DeNatale, Esq.
(iii) If to CIBC, addressed to:
CIBC World Markets 425 Lexington Avenue New York, NY 10017 Facsimile No: (212) 856-3991 Attention: Lindsay Gordon
with a copy to:
Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Facsimile No.: (212) 806-6006 Attention: Andrew DeNatale, Esq.

(iv) If to the Trustee, addressed to:
The Bank of New York Mellon 101 Barclay Street, Floor 8W New York, New York 10286 Facsimile No.: (212) 815-5704 Attention: Christopher Greene
with a copy to:
Pryor Cashman LLP 410 Park Avenue New York, NY 10022 Facsimile No.: (212) 798-6307 Attention: Ron Sarubbi, Esq.
Such addresses and facsimile numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section 8.

All such notices, requests, demands and other communications shall be deemed to have been received (i) if delivered personally, on the day delivered, (ii) if mailed registered or certified mail (return receipt requested), on the next Business Day after the day on which the written receipt of such mail is signed, (iii) if sent by facsimile, on the day sent by facsimile, and (iv) if sent by next day or overnight mail or courier, on the day delivered.

9.           Headings.  All headings in this Agreement are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

10.           Binding Nature and Benefit.  This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

11.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

12.           No Modifications.  Except as expressly modified hereby, the terms and conditions of the Indenture shall continue unchanged and remain in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BARZEL INDUSTRIES INC.

By:	/s/ Corrado De Gasperis
Name: Title

BARZEL FINCO INC.

By:	/s/ Corrado De Gasperis
Name: Title

JPMORGAN CHASE BANK, N.A.

By:	/s/ Douglas A. Jenks
Name: Douglas A. Jenks Title Managing Director

CIBC WORLD MARKETS INC.

By:	/s/ E. Lindsay Gordon
Name: E. Lindsay Gordon Title Authorized Signatory

Acknowledged:

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	/s/ Gary S. Bush
Name: Gary S. Bush Title Vice President

[Signature page to Deferral Agreement]